SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2002

NETSCREEN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-33387	77-0469208
(Commission File Number)	(IRS Employer Identification No.)

350 Oakmead Parkway, Sunnyvale, California         94085

(Address of Principal Executive Offices)         (Zip Code)

(408) 730-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits.

On September 18, 2002, NetScreen Technologies, Inc. (“NetScreen”) completed the acquisition of OneSecure, Inc., a Delaware corporation (“OneSecure”), through the merger of a wholly owned subsidiary of NetScreen with and into OneSecure, with OneSecure surviving as a wholly owned subsidiary of NetScreen (the “Merger”). Pursuant to Item 7 of Form 8-K, NetScreen indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of sections (a) and (b) of Item 7 of the Form 8-K filed on October 3, 2002.

(a)    Financial statements of business acquired.

The required financial information of OneSecure in this Amended Current Report on Form 8-K/A are as follows:

(b)    Pro forma financial information.

The pro forma financial statements included in this Amended Current Report on Form 8-K/A are as follows:

(c)    Exhibits.

2.01
Agreement and Plan of Merger, dated August 22, 2002, by and among the Registrant, Tango Acquisition Corp. and OneSecure, Inc. (incorporated by reference to Exhibit 2.01 to the NetScreen Current Report on Form 8-K filed on October 3, 2002).

23.01	Consent of Frank, Rimerman & Co. LLP.

99.01	Press Release issued on September 19, 2002 by the Registrant (incorporated by reference to Exhibit 99.01 to the NetScreen Current Report on Form 8-K filed on October 3, 2002).

ONESECURE INC.

Board of Directors
OneSecure, Inc.
Sunnyvale, California

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheets of OneSecure, Inc. (the Company) as of June 30, 2002, December 31, 2001 and December 31, 2000, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the Company’s financial position as of June 30, 2002, December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses and net cash outflows from operations since inception. The Company will need to raise additional equity or debt financing to sustain its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. In August 2002, the Company entered into an agreement to merge with a wholly-owned subsidiary of a publicly traded company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    FRANK, RIMERMAN & CO. LLP

San Jose, California
August 28, 2002

ONESECURE, INC.

BALANCE SHEETS
	June 30, 2002	December 31,
		2001	2000
ASSETS
Current Assets
Cash and cash equivalents	$5,052,879	$11,041,365	$5,432,075
Restricted cash	454,936	454,936	—
Accounts receivable, less allowance for doubtful accounts of $8,652 ($142,948 in 2000)	107,709	—	506,356
Inventory	52,207	—	154,776
Prepaid rent	351,791	598,500	—
Prepaid expenses and other current assets	269,863	168,556	91,769

Total current assets	6,289,385	12,263,357	6,184,976
Restricted Cash	658,338	658,338	1,152,128
Property and Equipment, net	2,917,514	3,409,382	5,142,715
Deposits	346,383	396,951	378,731

	$10,211,620	$16,728,028	$12,858,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$171,315	$161,637	$336,927
Accrued payroll and related costs	423,489	371,793	1,048,275
Accrued expenses	443,547	510,319	295,547
Deferred revenue	31,053	—	—
Current portion of restructuring liabilities	1,147,563	1,423,578	—
Current portion of capital lease obligations	28,470	87,159	79,896
Notes payable to related party	—	—	175,688

Total current liabilities	2,245,437	2,554,486	1,936,333
Restructuring Liabilities, less current portion	2,479,545	2,709,927	—
Capital Lease Obligations, less current portion	—	—	86,836
Deferred Rent	—	—	252,813
Commitments and Contingencies (Notes 1 and 10)
Stockholders’ Equity
Series A convertible preferred stock, 14,028,566 shares authorized; 14,022,856 shares issued and outstanding (14,022,856 and 13,954,285 in 2001 and 2000, respectively), (aggregate liquidation preference of $24,539,999 in 2002 and 2001, and $24,420,000 in 2000)	24,539,999	24,539,999	24,420,000
Series B convertible preferred stock, 58,500,000 shares authorized; 9,382,990 shares issued and outstanding in 2002 and 2001, (aggregate liquidation preference of $33,598,566 in 2002 and 2001)	33,598,566	33,598,566	—
Common stock, $0.0001 par value, 70,000,000 shares authorized; 11,380,610, 12,556,661 and 14,229,690 shares issued and outstanding in 2002, 2001 and 2000, respectively	1,138	1,255	1,423
Additional paid-in capital	963,132	1,260,963	1,549,225
Stockholder notes receivable	(313,250)	(532,000)	(762,125)
Deferred compensation	(42,000)	(324,000)	(462,000)
Accumulated deficit	(53,260,947)	(47,081,168)	(14,163,955)

Total stockholders’ equity	5,486,638	11,463,615	10,582,568

	$10,211,620	$16,728,028	$12,858,550

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2002	Years Ended December 31,
		2001	2000
Revenues
Product sales	$266,515	$498,157	$540,369
Maintenance	11,073	—	—
Services	—	276,101	777,343

	277,588	774,258	1,317,712
Cost of Revenues
Product sales	104,136	385,114	428,143
Maintenance	279,100	—	—
Services	—	4,335,242	2,519,526

	383,236	4,720,356	2,947,669

	(105,648)	(3,946,098)	(1,629,957)
Operating Expenses
Research and development	2,484,732	3,121,755	1,993,386
General and administrative	1,838,866	10,034,034	5,716,362
Sales and marketing	1,593,798	7,439,002	4,118,918
Restructuring costs	—	6,128,558	—
Impairment costs	—	2,983,810	—

	5,917,396	29,707,159	11,828,666

Operating loss	(6,023,044)	(33,653,257)	(13,458,623)
Other Income (Expense)
Interest income	89,144	994,909	229,798
Interest expense	(245,879)	(258,865)	(211,578)

	(156,735)	736,044	18,220

Net Loss	$(6,179,779)	$(32,917,213)	$(13,440,403)

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2002

	Convertible Preferred Stock		Common Stock	Additional Paid-In Capital	Stockholder Notes Receivable	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Equity
	Series A	Series B
Balances, December 31, 2001	$24,539,999	$33,598,566	$1,255	$1,260,963	$(532,000)	$(324,000)	$(47,081,168)	$11,463,615
Repurchase of unvested common stock and reduction of note receivable	—	—	(125)	(449,625)	218,750	231,000	—	—
Repurchase common stock for cash	—	—	—	(700)	—	—	—	(700)
Exercise of stock options for cash	—	—	8	28,272	—	—	—	28,280
Issuance of warrant in connection with facility lease	—	—	—	124,222	—	—	—	124,222
Amortization of stock-based compensation	—	—	—	—	—	51,000	—	51,000
Net loss	—	—	—	—	—	—	(6,179,779)	(6,179,779)

Balances, June 30, 2002	$24,539,999	$33,598,566	$1,138	$963,132	$(313,250)	$(42,000)	$(53,260,947)	$5,486,638

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY
Year Ended December 31, 2001

	Convertible Preferred Stock		Common Stock	Additional Paid-In Capital	Stockholder Notes Receivable	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Equity
	Series A	Series B
Balances, December 31, 2000	$24,420,000	$—	$1,423	$1,549,225	$(762,125)	$(462,000)	$(14,163,955)	$10,582,568
Issuance of preferred stock for cash	119,999	33,422,878	—	—	—	—	—	33,542,877
Issuance of preferred stock in repayment of convertible notes payable	—	175,688	—	—	—	—	—	175,688
Exercise of stock options for cash	—	—	55	101,126	—	—	—	101,181
Repurchase of unvested common stock	—	—	(223)	(389,388)	205,333	—	—	(184,278)
Repayment of stockholder notes receivable	—	—	—	—	24,792	—	—	24,792
Amortization of stock-based compensation	—	—	—	—	—	138,000	—	138,000
Net loss	—	—	—	—	—	—	(32,917,213)	(32,917,213)

Balances, December 31, 2001	$24,539,999	$33,598,566	$1,255	$1,260,963	$(532,000)	$(324,000)	$(47,081,168)	$11,463,615

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
Year Ended December 31, 2000

	Convertible Preferred Stock		Common Stock	Additional Paid-In Capital	Stockholder Notes Receivable	Deferred Compensation	Accumulated Deficit	Total Stockholders’ Equity
	Series A	Series B
Balances, January 1, 2000	$—	$—	$—	$—	$—	$—	$—	$—
Issuance of common stock	—	—	854	—	—	—	—	854
Issuance of preferred stock for cash	21,420,000	—	—	—	—	—	—	21,420,000
Issuance of preferred stock in repayment of convertible notes payable	3,000,000	—	—	—	—	—	—	3,000,000
Exercise of stock options for cash	—	—	138	241,132	—	—	—	241,270
Exercise of stock options for notes receivable	—	—	436	761,689	(762,125)	—	—	—
Repurchase of unvested common stock	—	—	(5)	(8,745)	—	—	—	(8,750)
Deferred compensation related to stockholder note receivable	—	—	—	555,000	—	(555,000)	—	—
Amortization of stock-based compensation	—	—	—	—	—	93,000	—	93,000
Net liabilities assumed in business acquisition	—	—	—	149	—	—	(723,552)	(723,403)
Net loss	—	—	—	—	—	—	(13,440,403)	(13,440,403)

Balances, December 31, 2000	$24,420,000	$—	$1,423	$1,549,225	$(762,125)	$(462,000)	$(14,163,955)	$10,582,568

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,	Years Ended December 31,
	2002	2001	2000
Cash Flows from Operating Activities
Net loss	$(6,179,779)	$(32,917,213)	$(13,440,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	515,505	1,897,518	588,443
Liability related to restructuring costs	—	4,529,243	—
Impairment costs	—	2,631,130	—
Increase (decrease) in allowance for doubtful accounts	8,652	(142,948)	142,948
Loss on disposal of property and equipment	29,614	—	—
Amortization of stock-based compensation	51,000	138,000	93,000
Amortization of stock-based rent expense	11,831	—	—
Changes in operating assets and liabilities, net of effects of business acquisition in 2000:
Accounts receivable	(116,361)	649,304	(3,615)
Inventory	(52,207)	154,776	(154,776)
Prepaid expenses and other assets	257,793	(675,287)	(84,779)
Accounts payable and accrued expenses	(5,398)	(637,000)	218,125
Deferred rent	—	(252,813)	252,813
Deferred revenue	31,053	—	—

Net cash used in operating activities	(5,448,297)	(24,625,290)	(12,388,244)
Cash Flows from Investing Activities
Purchase of property and equipment	(66,898)	(2,795,315)	(5,424,369)
Proceeds from sale of property and equipment	13,647	—	—
Decrease (increase) in restricted cash	—	38,854	(1,152,128)
Decrease (increase) in deposits	50,568	(18,220)	(343,970)

Net cash used in investing activities	(2,683)	(2,774,681)	(6,920,467)
Cash Flows from Financing Activities
Repurchase of common stock	(700)	(83,097)	(8,750)
Proceeds from issuance of common stock, net	28,280	—	242,124
Proceeds from issuance of Series A convertible preferred stock	—	119,999	21,420,000
Proceeds from issuance of Series B convertible preferred stock	—	33,422,878	—
Proceeds from convertible notes payable	—	—	3,000,000
Repayment of notes receivable	—	24,792	—
Payment of restructuring liabilities	(506,397)	(395,738)	—
Payment of capital lease obligations	(58,689)	(79,573)	87,412

Net cash provided by (used in) financing activities	(537,506)	33,009,261	24,740,786

Increase (Decrease) in Cash and Cash Equivalents	(5,988,486)	5,609,290	5,432,075
Cash and Cash Equivalents, beginning	11,041,365	5,432,075	—

Cash and Cash Equivalents, ending	$5,052,879	$11,041,365	$5,432,075

(continued)

ONESECURE, INC.

STATEMENTS OF CASH FLOWS (continued)

	Six Months Ended June 30, 2002	Years Ended December 31,
		2001	2000
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$246,000	$35,700	$35,900

Cash paid for income taxes	$—	$—	$—

Supplemental Disclosure of Non-Cash Financing and Investing Activities

In 2002, the Company issued a warrant for the purchase of 34,506 shares of Series B convertible preferred stock in connection with a facility lease.

In 2002, the Company reduced deferred compensation and additional paid-in capital by $231,000 related to the repurchase common stock.

In 2002 and 2001, the Company repurchased common stock financed with stockholder notes receivable of $218,750 and $205,333, respectively.

In 2000, the Company acquired property and equipment of $133,841 under capital lease obligations.

In 2000, the Company converted $175,688 of interest payable into a convertible note payable. In 2001 and 2000, the Company converted $175,688 and $3,000,000 of convertible notes payable into shares of Series B and Series A convertible preferred stock, respectively.

In 2000, employees exercised options for the purchase of common stock in exchange for notes receivable of $762,125.

As discussed in Note 7 to the financial statements, the Company acquired all of the outstanding stock of a company owned by a related party in 2000. The Company acquired assets totaling $994,229 and assumed liabilities totaling $1,717,632 in exchange for 850 shares of common stock valued at $149, resulting in an increase in the Company’s accumulated deficit of $723,552.

See Independent Auditors’ Report and Notes to Financial Statements

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

1 .    Nature of Business and Management’s Plans Regarding Financing of Future Losses

Nature of Business

OneSecure, Inc. (the Company) was incorporated under the laws of the State of Delaware in October 1999. The Company develops and sells network security hardware and software. The Company is headquartered in Sunnyvale, California.

The Company began operations in April 2000. The Company’s initial operations focused on being a managed security and virtual private network service company that designed, deployed and managed open and secure networks, and sold related networking products. In July 2001, the Company’s Board of Directors approved a formal restructuring plan as part of a change in its strategic business direction to cease its operating as a service company and become a software development and network security product sales company. The restructuring plan resulted in significant charges to 2001 operations to terminate a majority of personnel and close all but one of its facilities. In addition, the Company incurred losses in 2001 resulting from the impairment and subsequent disposal of property and equipment used in its former operations.

Sales of the Company’s first internally developed network security products began in March 2002.

Management’s Plans Regarding Financing of Future Losses

The Company has incurred losses and net cash outflows from operations since inception. As a result, the Company will require additional equity or debt financing to continue to develop and market its products and repay liabilities related to abandoned operations. The Company has commitments from certain preferred stockholders to purchase an additional 1.4 million shares of Series B convertible preferred stock. The commitment may be exercised upon the approval of a majority of the Company’s Board of Directors, on which Series B stockholders have a majority representation. During 2002, management has reduced spending and has focused on product sales and marketing, while it continues to seek additional financing. In July 2002, the Board of Directors directed management to pursue opportunities with strategic partners that would result in capital infusion or acquisition of the Company. However, there can be no assurance the Company will be able to raise sufficient financing or complete an equity transaction that would provide sufficient operating capital. This uncertainty raises substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company were unable to continue as a going concern.

On August 22, 2002, the Company entered into an agreement to merge with a wholly-owned subsidiary of a publicly traded company.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

2.    Significant Accounting Policies

Revenue Recognition:

In 2002, the Company recognizes revenue from the sale of products incorporating significant software license agreements in accordance with Statements of Position 97-2 and 98-9, Software Revenue Recognition, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants. Revenue is recognized upon the execution of a contract and delivery of the product where the fee is fixed and determinable and collectability is believed to be probable. The Company’s service revenue is comprised primarily of maintenance and support provided to customers. Maintenance and support contracts generally require the Company to provide technical support and software updates to customers over one year. Fees for maintenance contracts are generally billed in advance and included in deferred revenue. Revenue from maintenance contracts is recognized ratably over the term of the maintenance contract.

In 2001 and 2000, the Company recognized revenue from the sale of networking hardware, software and related components upon delivery to the customer. Service revenue for consulting, installation, training and managed security was recognized as the services were performed.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the date of purchase.

Restricted Cash:

Restricted cash represents certificates of deposit held as collateral for letters of credit related to leasehold improvements made to the Company’s closed leased facilities. The certificates of deposits and lease deposits related to the closed facilities may be used in any settlements agreed to by the Company and the landlords to terminate the facility leases prior to the stated lease termination dates. Restricted cash reflected as a current asset has been used in the settlement of leases for closed offices negotiated after June 30, 2002.

Inventory:

Inventory at June 30, 2002, consisting of hardware and related parts used to assemble products for sale, is stated at the lower of cost, on a first-in, first-out basis, or market. Inventory at December 31, 2000 consisted of products purchased for resale to customers and is stated at the lower of cost or market. Cost was determined using the specific identification method.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

2.    Significant Accounting Policies (continued)

Property and Equipment:

Property and equipment is recorded at cost. The Company depreciates property and equipment using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the asset.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of an asset held and used is measured by comparison of the carrying amount of the asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less the cost to sell.

Capitalized Software Development Costs:

The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Capitalization of software development costs begins upon the determination of technological feasibility. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors including anticipated future gross product revenues, estimated economic life and changes in hardware and software technology. No costs have been capitalized to date, as the impact on the financial statements is immaterial.

Stock-Based Compensation:

The Company generally grants stock options to employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. As allowed under Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

2.    Significant Accounting Policies (continued)

Stock-Based Compensation (continued):

Compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation for options granted to non-employees is periodically re-measured until the underlying options vest.

Research and Development Costs:

Research and development costs are expensed as incurred.

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

Advertising Costs:

Advertising costs are expensed as incurred. The Company had advertising expenses of $164,000 and $20,000 in 2001 and 2000, respectively. There were no advertising costs in 2002.

Concentrations of Credit Risk:

Financial instruments that subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company maintains its cash accounts primarily at one financial institution. Cash balances at this financial institution are in excess of the $100,000 Federal Deposit Insurance Corporation insurable limit.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

2.    Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

3.    Corporate Restructuring and Impairment of Assets

As discussed in Note 1, the Company underwent a corporate restructuring completed in 2001. In connection with a formal restructuring plan approved by the Board of Directors, the Company ceased operations as a service company, terminated the majority of its employees and closed all facilities outside of California. In 2001, the Company recognized restructuring charges of $1,806,000, comprised of severance and other compensation paid in 2001 to terminated employees under the terms of the restructuring plan, and $4,323,000, representing the net present value of future lease payments to be paid under noncancellable leases for closed facilities or amounts to be paid in negotiated settlements with landlords, if reasonably determinable by management.

The closure of facilities resulted in the impairment of a significant amount of the Company’s property and equipment used in its previous operations. The Company recognized an impairment charge of $2,631,000 related to these assets in 2001. The Company also recorded impairment costs of $103,000 equal to the net present value of future lease payments under noncancellable equipment leases, and $250,000, as a contingency for unfulfilled purchase commitments. The unpaid balances for these impairment obligations of $319,000 and $338,000 are included in accrued expenses at June 30, 2002 and December 31, 2001, respectively.

The liability for the net present value of future facility lease payments, discounted using a 12% borrowing rate, will decrease as required lease payments are made as follows:

Year Ending December 31:
2002 (remainder)	$917,181
2003	477,735
2004	457,973
2005	499,910
2006	572,223
Thereafter	702,086

$3,627,108

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

4.    Property and Equipment

Property and equipment consists of the following:

	June 30, 2002	December 31, 2001	December 31, 2000
Computer equipment	$2,502,009	$2,646,596	$3,828,501
Software	493,526	452,091	188,824
Furniture and fixtures	869,343	869,343	1,041,424
Office equipment	412,473	330,685	420,931
Leasehold improvements	505,458	489,833	266,764
Demonstration equipment	102,159	18,199	—

	4,884,968	4,806,747	5,746,444
Less accumulated depreciation and amortization	1,967,454	1,397,365	603,729

	$2,917,514	$3,409,382	$5,142,715

5.    Financing Arrangements

Convertible Notes Payable:

In February 2000, the Company issued 8% convertible notes payable for $3,000,000 as part of its Series A convertible preferred stock financing. The notes were converted into shares of Series A convertible preferred stock on October 31, 2000. Accrued and unpaid interest of $176,000 at that date was converted into a note payable with interest at 8% per annum. In January 2001, the Company issued shares of Series B convertible preferred stock to repay the note principal and accrued interest.

Capital Lease Obligations:

At June 30, 2002, the Company has a capital lease obligation payable in monthly installments of approximately $5,870, including interest at 12%, through October 2002. Property and equipment held under capital lease has a cost of $133,800 and a net book value of $22,300.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

6.    Capital Stock

Common Stock:

The Company is authorized to issue 70,000,000 shares of $0.0001 par value common stock. As of June 30, 2002, the Company had 9,785,620 common shares issued and outstanding (8,531,620 and 4,592,462 shares at December 31, 200l and 2000, respectively).

Common stock issued to the Company’s founders vest over three or four year periods. At June 30, 2002, there were 1,305,556 unvested shares of founders’ stock (1,972,222 and 3,305,556 shares at December 31, 200l and 2000, respectively).

In October 2001, the Company amended a note receivable to a stockholder issued in 2000 for the exercise of a stock option for 3,000,000 shares of common stock. The amendment removed the full recourse provisions of the note and resulted in the recognition of $555,000 of deferred compensation at the date of the exercise. Deferred compensation has been recorded as a separate component of stockholders’ equity, with a corresponding increase in additional paid-in capital. Compensation expense is amortized over the four-year vesting period. In May 2002, the Company repurchased 1,250,000 shares of unvested shares of common stock at the original issuance price, as stipulated in the stock purchase agreement, and reduced the related note receivable by $218,750. As a result, the Company reduced the deferred compensation and additional paid-in capital related to the note receivable amendment by $231,000. Compensation related to this note receivable amounted to $47,000 for the six months ended June 30, 2002 ($138,000 and $93,000 for the years ended December 31, 200l and 2000, respectively).

Convertible Preferred Stock:

The Company is authorized to issue 72,528,566 shares of convertible preferred stock. At June 30, 2002, the Board of Directors has designated 14,028,566 shares as Series A and 58,500,000 shares as Series B. At June 30, 2002 and December 31, 2001, 14,022,856 shares of Series A were issued and outstanding and 9,382,990 shares of Series B were issued and outstanding. At December 31, 2000, 13,954,285 shares of Series A were issued and outstanding.

In September 2001, the Company received commitments from certain preferred stockholders to purchase an additional 1.4 million shares of Series B convertible preferred stock for $5 million through June 30, 2003. The commitment may be exercised upon the approval of a majority of the Company’s Board of Directors, on which Series B stockholders have a majority representation.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

6.    Capital Stock (continued)

Convertible Preferred Stock (continued):

The rights, preferences, privileges and restrictions for the Series A and Series B convertible preferred stock are as follows:

(a)  Series A and Series B holders are entitled to receive non-cumulative dividends at an annual rate of 8% per year prior to and in preference to dividends declared on common, when and if declared by the Board of Directors.

(b)  The holders of Series A and Series B have liquidation preferences before any distribution or payment is made to holders of common stock equal to $1.75 and $3.60, respectively, per share plus declared and unpaid dividends. The aggregate liquidation preference of Series A and Series B shares outstanding at June 30, 2002 and December 31, 200l is $24,539,999 and $33,598,566, respectively ($24,420,000 for Series A at December 31, 2000). After this liquidation preference is satisfied, subsequent liquidating distributions are made ratably to common and preferred stockholders.

(c)  Series A and Series B shares are convertible, one-for-one, into common stock at the option of the holder, subject to adjustment for dilution. The shares are convertible at the option of the holder, at any time after the date of issuance.

(d)  Each share of preferred stock is entitled to one vote for each share of common stock into which such preferred stock could then be converted, on all matters submitted to a vote of the stockholders of the Company. In addition, the holders of Series A and Series B, voting as a class, must approve certain actions with a simple majority.

(e)  Each share of preferred stock is automatically converted into shares of common stock, upon the completion of a qualifying initial public offering, as defined.

Warrant:

In January 2002, the Company issued a warrant in connection with an amendment to a facility lease that allows the landlord to acquire 34,506 shares of Series B convertible preferred stock at no cost to the landlord. The warrants expire in October 2008. The total estimated fair value of these warrants of $124,000 has been recorded as prepaid rent and additional paid-in capital at June 30, 2002. The warrant is amortized to rent expense over the remaining term of the lease. Amortized rent expense totaled $11,800 for the six months ended June 30, 2002.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

7 .    Business Acquired From Related Party

In April 2000, the Company issued 850 shares of common stock to acquire all of the outstanding common stock of a company owned by a Company founder with a controlling interest in the Company’s common stock at the acquisition date. The acquired company provided internet security design consulting services and was a value-added reseller of internet security products. As the transaction was with a related party, the Company recorded the net liabilities assumed in the acquisition as an increase in the Company’s accumulated deficit as follows:

Assets acquired:
Current	$652,679
Non-current	341,550
Liabilities assumed:
Current	(1,666,387)
Non-current	(51,245)

(723,403)
Issuance of common stock	149

Increase in accumulated deficit	$(723,552)

8.    Income Taxes

Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. The Company’s net deferred income tax assets and liabilities were $18,388,000 at June 30, 2002 ($16,079,000 and $5,098,000 at December 31, 2001 and 2000, respectively) and have been fully offset by a valuation allowance, as their realization is not reasonably assured. The deferred income tax asset consists primarily of net operating losses, which may be carried forward to offset future income tax liabilities and differences in depreciation methods used for financial statement and income tax reporting. At June 30, 2002, the Company has federal and state net operating loss carryforwards of $46,000,000, which expire beginning in 2020 and 2008, respectively.

The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change, as defined by the tax law, utilization of the carryforwards could be restricted.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

9 ..    Stock Option Plan

The Company has a stock option plan (the Plan) under which the Board of Directors may grant incentive stock options to employees and non-qualified stock options to employees, directors, and consultants. The Company has reserved 11,250,000 shares of common stock for issuance under the Plan.

Under the Plan, the Board of Directors may grant incentive stock options to employees and non-statutory stock options to employees, directors, and consultants. The exercise price of an option cannot be less than the fair market value of one share of common stock on the date of grant for incentive stock options or 85% of the fair market value of one share of common stock for non-statutory stock options (not less than 110% of the fair market value for stockholders owning greater than 10% of all classes of stock) as determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). The Plan grants the Board of Directors the discretion to determine when the options granted become exercisable. Options granted under the Plan generally vest over a four year period. The Plan provides for accelerated vesting of options prior to the Company entering into a capital transaction, as defined.

Certain directors and employees of the Company exercised their options prior to vesting in the shares of common stock. The Company has the right to repurchase unvested shares at the original issuance price should a stockholder leave employment prior to vesting in the shares. In addition, the Company has the right to repurchase shares issued under the Plan in the event of termination of a stockholder’s employment or a proposed transfer of shares to a third party.

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

9.    Stock Option Plan (continued)

Stock option activity under the Plan is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted-Average Exercise Price
Balances, January 1, 2000	—	—	$—
Authorized	10,000,000	—	—
Granted	(7,148,200)	7,148,200	0.175
Exercised	—	(5,735,940)	0.175
Repurchased	50,000	—	0.175
Cancelled	103,000	(103,000)	0.175

Balances, December 31, 2000	3,004,800	1,309,260	0.175
Granted	(4,251,700)	4,251,700	0.360
Exercised	—	(554,595)	0.182
Repurchased	2,227,624	—	0.175
Cancelled	1,382,626	(1,382,626)	0.272

Balances, December 31, 2001	2,363,350	3,623,739	0.354
Authorized	1,250,000	—	—
Granted	(3,310,500)	3,310,500	0.360
Repurchased	4,000	—	0.175
Exercised	—	(78,555)	0.360
Cancelled	602,239	(602,239)	0.359

Balances, June 30, 2002	909,089	6,253,445	$0.356

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

9.    Stock Option Plan (continued)

The following table summarizes information about stock options outstanding at June 30, 2002:

Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Vested	Weighted- Average Exercise Price
$ 0.175	122,500	8.25	$0.175	52,730	$0.175
0.360	6,130,945	9.36	0.360	304,917	0.360

$0.175–0.360	6,253,445	9.34	$0.356	357,647	$0.333

The fair value of stock-based awards to employees has been calculated in accordance with SFAS No. 123 using the minimum value method with the following weighted-average assumptions: expected life of three years, risk-free rate of 4.39% and no dividends during the expected term. The minimum value method, which is allowed under SFAS No. 123 for privately-held companies, assumes zero volatility in the Company’s stock price. The pro-forma effect of applying SFAS No. 123 to the Company’s stock option activity would increase the Company’s reported net loss by $36,000 for the six months ended June 30, 2002 ($67,000 and $41,000 for the years ended December 31, 2001 and 2000, respectively).

10.    Commitments and Contingencies

Facility Leases:

The Company leases its facility under an operating lease agreement that expires in October 2008. Under terms of the lease, the Company is responsible for certain insurance, property taxes and maintenance expenses. Rent expense was $415,000 for the six months ended June 30, 2002 ($2,562,000 and $790,000 for the years ended December 31, 200l and 2000, respectively).

See Independent Auditors’ Report

ONESECURE, INC.

NOTES TO FINANCIAL STATEMENTS

10.    Commitments and Contingencies (continued)

Facility Leases (continued):

Future minimum rent payments under this lease obligation are as follows:

Year Ending December 31:
2002 (remainder)	$350,000
2003	625,000
2004	649,000
2005	668,000
2006	687,000
Thereafter	1,323,000

$4,302,000

Employment Agreements:

The Company has entered into employment agreements with key employees that provide for severance payments for periods of up to six months should these employees be terminated for reasons other than for cause. Severance payments potentially required under these agreements total $360,000.

11.    Major Customers

The Company had four major customers in 2002 (none in 2001 and three in 2000). Major customers are defined as customers where sales were in excess of 10% of total revenue. Sales to these customers amounted to approximately $168,000, or 61% of total revenue for the six months ended June 30, 2002 ($553,000, or 42% of total revenue for 2000). Accounts receivable from these customers at June 30, 2002 totaled $61,000 ($102,000 at December 31, 2000).

See Independent Auditors’ Report

NETSCREEN TECHNOLOGIES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

Page
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet	28

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations	29

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information	31

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of OneSecure, Inc. (“OneSecure”) by NetScreen Technologies, Inc. (“NetScreen”). The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002 and the unaudited pro forma condensed combined consolidated statements of operations are based on the historical financial statements of NetScreen and OneSecure after giving effect to the merger as a purchase of OneSecure by NetScreen using the purchase method of accounting and the adjustments described in the accompanying notes to the pro forma financial information. The merger was completed on September 18, 2002.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002 gives effect to the merger as if it occurred on June 30, 2002. The NetScreen consolidated balance sheet information included therein was derived from NetScreen’s unaudited condensed consolidated balance sheet. The OneSecure balance sheet information included therein was derived from OneSecure’s audited June 30, 2002 balance sheet. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended June 30, 2002 gives effect to the merger as if it occurred on October 1, 2001. The NetScreen consolidated statement of operations information was derived from its unaudited condensed consolidated statement of operations for the nine months ended June 30, 2002. The OneSecure statement of operations information was derived from its unaudited condensed statement of operations for the nine months ended December 31, 2001. The unaudited pro forma condensed combined consolidated statement of operations for the year ended September 30, 2001 gives effect to the merger as if it occurred on October 1, 2000 and, due to different fiscal years, was derived from NetScreen’s audited statement of operations for the year ended September 30, 2001 and OneSecure’s audited statement of operations for the year ended December 31, 2001. Due to different fiscal years, OneSecure’s unaudited results of operations for the three months ended December 31, 2001 have been included in both the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended June 30, 2002 and the year ended September 30, 2001. OneSecure’s unaudited net loss was $2.9 million in the three months ended December 31, 2001. During the three months ended December 31, 2001, OneSecure had no revenues and incurred $2.8 million of operating expenses.

Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. Independent valuation specialists conducted an independent valuation of a significant portion of these assets, which has been considered in the following unaudited pro forma condensed combined consolidated financial information. The unaudited pro forma condensed combined consolidated financial information has been prepared by NetScreen’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had NetScreen and OneSecure been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of this Current Report on Form 8-K/A. This unaudited pro forma condensed combined consolidated financial information should be read in conjunction with NetScreen’s historical financial statements and accompanying notes included in its Prospectus filed with the SEC pursuant to Rule 424(b)(4) on December 11, 2001 and its Form 10-Q, filed with the SEC on August 13, 2002, and the historical financial statements of OneSecure included in this Form 8-K/A.

NETSCREEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2002
(in thousands)

	Historical
	NetScreen Technologies, Inc.	OneSecure, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$33,099	$5,053	$—		$38,152
Short-term investments	206,189	—	—		206,189
Restricted cash	2,671	455	—		3,126
Accounts receivable, net	14,018	108	—		14,126
Inventories	1,690	52	—		1,742
Other current assets	3,866	622	(143	)(2)(5)	4,345

Total current assets	261,533	6,290	(143)		267,680
Property and equipment	5,232	2,918	(2,074	)(2)(5)	6,076
Restricted cash	—	658	—		658
Intangible assets	—	—	58,642	(2)(4)	58,642
Other assets	607	346	—		953

Total assets	$267,372	$10,212	$56,425		$334,009

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,124	$171	$—		$3,295
Accrued expenses	10,082	444	466	(1)(2)(5)	10,992
Accrued compensation	5,772	423	—		6,195
Accrued income taxes	1,628	—	—		1,628
Deferred revenue	22,101	31	—		22,132
Current portion of restructuring liabilities	—	1,148	273	(2)(5)	1,421
Current portion of debt and capital lease obligations	1,745	28	—		1,773

Total current liabilities	44,452	2,245	739		47,436

Restructuring liabilities, less current portion	—	2,480	2,670	(2)(5)	5,150
Long-term portion of debt and capital lease obligations	1,947	—	—		1,947
Stockholders’ equity:
Preferred stock	—	58,139	(58,139	)(3)	—
Common stock	74	1	2	(1)(3)	77
Additional paid-in capital	369,856	963	58,636	(1)(3)	429,455
Accumulated deficit	(99,260)	(53,261)	53,061	(3)(4)	(99,460)
Accumulated other comprehensive gain	240	—	—		240
Deferred stock compensation	(48,385)	(42)	(544	)(2)(3)	(48,971)
Stockholders’ notes receivable	(1,552)	(313)	—		(1,865)

Total stockholders’ equity	220,973	5,487	53,016		279,476

Total liabilities and stockholders’ equity	$267,372	$10,212	$56,425		$334,009

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

NETSCREEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2002
(in thousands, except per share amounts)

	Historical
	NetScreen Technologies, Inc.*	OneSecure, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product	$80,684	$267	$—		$80,951
Maintenance and service	16,737	11	—		16,748

Total revenues	97,421	278	—		97,699

Cost of revenues:
Product	21,148	104	559	(2)	21,811
Maintenance and service	5,294	279	6	(2)	5,579

Total cost of revenues	26,442	383	565		27,390

Gross margin	70,979	(105)	(565)		70,309

Operating expenses:
Research and development	24,192	3,304	158	(2)	27,654
Sales and marketing	45,929	2,605	167	(2)	48,701
General and administrative	12,648	2,842	(183	)(2)(3)	15,307

Total operating expenses	82,769	8,751	142		91,662

Loss from operations	(11,790)	(8,856)	(707)		(21,353)
Interest and other income (expense), net	2,233	(187)	—		2,046

Net loss before income taxes	(9,557)	(9,043)	(707)		(19,307)
Provision for income taxes	(1,889)	—	—		(1,889)

Net loss	(11,446)	(9,043)	(707)		(21,196)
Deemed dividends on Series E and F redeemable convertible preferred stock	(28,743)	—	—		(28,743)

Net loss applicable to common stockholders	$(40,189)	$(9,043)	$(707)		$(49,939)

Basic and diluted net loss per share applicable to common stockholders	$(0.71)				$(0.84)

Shares used in computing basic and diluted net loss per share applicable to common stockholders	56,486		3,186		59,672

Includes stock-based compensation of the following:
Cost of product revenues	$1,232	$—	$—		$1,232
Cost of maintenance and service revenues	742	—	6		748
Research and development	5,695	—	89		5,784
Sales and marketing	8,386	—	61		8,447
General and administrative	2,082	189	(183)		2,088

Total stock-based compensation	$18,137	$189	$(27)		$18,299

Includes amortization of intangible assets of the following:
Cost of product revenues			$559		$559
Research and development			69		69
Sales and marketing			106		106

Total amortization of intangible assets			$734		$734

*	Reclassified to conform to the current presentation.

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

NETSCREEN TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEAR ENDED 2001
(in thousands, except per share amounts)

	Historical
	NetScreen Technologies, Inc.	OneSecure, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Product	$71,197	$498	$—		$71,695
Maintenance and service	14,366	276	—		14,642

Total revenues	85,563	774	—		86,337

Cost of revenues:
Product	22,128	385	745	(2)	23,258
Maintenance and service	3,668	4,335	8	(2)	8,011

Total cost of revenues	25,796	4,720	753		31,269

Gross margin	59,767	(3,946)	(753)		55,068

Operating expenses:
Research and development	25,595	3,122	201	(2)	28,918
Sales and marketing	54,784	7,439	210	(2)	62,433
General and administrative	11,611	10,034	(125	)(2)(3)	21,520
Restructuring costs	—	6,129	—		6,129
Impairment costs	—	2,983	—		2,983

Total operating expenses	91,990	29,707	286		121,983

Loss from operations	(32,223)	(33,653)	(1,039)		(66,915)
Interest and other income (expense), net	1,086	736	—		1,822

Net loss before income taxes	(31,137)	(32,917)	(1,039)		(65,093)
Provision for income taxes	(168)	—	—		(168)

Net loss	(31,305)	(32,917)	(1,039)		(65,261)
Deemed dividends on Series E and F redeemable convertible preferred stock	(2,923)	—	—		(2,923)

Net loss applicable to common stockholders	$(34,228)	$(32,917)	$(1,039)		$(68,184)

Basic and diluted net loss per share applicable to common stockholders	$(2.05)				$(3.43)

Shares used in computing basic and diluted net loss per share applicable to common stockholders	16,696		3,186		19,882

Includes stock-based compensation of the following:
Cost of product revenues	$1,405	$—	$—		$1,405
Cost of maintenance and service revenues	1,210	—	8		1,218
Research and development	6,376	—	109		6,485
Sales and marketing	9,348	—	69		9,417
General and administrative	704	138	(125)		717

Total stock-based compensation	$19,043	$138	$61		$19,242

Includes amortization of intangible assets of the following:
Cost of product revenues			$745		$745
Research and development			92		92
Sales and marketing			141		141

Total amortization of intangible assets			$978		$978

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

NETSCREEN TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION

Basis of Presentation

NetScreen acquired OneSecure on September 18, 2002 for a total purchase price of approximately $60.3 million in a transaction accounted for as a purchase. NetScreen exchanged approximately 3.2 million shares of NetScreen common stock with a fair value of $43.7 million for all of the outstanding stock on OneSecure. The common stock was valued using NetScreen’s average closing stock price on the two days before and after the transaction was announced, which was $13.71 per share. NetScreen also assumed outstanding stock options of OneSecure and issued NetScreen stock options to OneSecure’s employees in connection with the transaction. The fair value of the options assumed and issued, net of deferred stock compensation, was $15.9 million. The options were valued using the Black-Scholes option pricing model using a volatility factor of 80%, expected lives of two to five years, a risk-free interest rate of 4.3% and a market value of $13.71 per share as described above. The total purchase price includes an estimate of the direct costs associated with the transaction totaling approximately $0.7 million.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price is allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management’s best estimates of the fair values of the assets and liabilities of OneSecure have been combined with the recorded values of the assets and liabilities of NetScreen in the unaudited pro forma condensed combined consolidated financial information.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price, to adjust amounts of OneSecure’s recorded net tangible assets to their estimated fair values, to reflect the amortization expense related to the amortizable intangible assets and to reflect the amortization of deferred stock compensation on unvested stock options assumed in connection with the merger.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(1)
Adjustment to reflect the issuance of approximately 3.2 million shares of NetScreen common stock, the assumption of outstanding options and the issuance of NetScreen options in connection with the acquisition of OneSecure for a total purchase price of approximately $60.3 million. The total purchase price includes an estimate of approximately $0.7 million of direct costs.

(2)
Adjustment to reflect the excess of the purchase price over the fair value of the assets acquired and liabilities assumed in connection with the OneSecure acquisition. The purchase price allocation is based on management’s best estimates of the fair values of the assets acquired and liabilities assumed, and an independent valuation of the intangible assets, including acquired technology, certain of which had not reached technological feasibility and had no future use. The purchased technology, technology patent application, value-added reseller relationships and non-compete agreements will be amortized on a straight-line basis over three to ten years. Deferred stock compensation on unvested options will be amortized on a straight-line basis over the vesting period of the options. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be periodically reviewed for impairment. The allocation of the purchase price is summarized below:

	Amount	Useful Life (years)
Fair value of net assets purchased	$ 891	—
In-process research and development	200	—
Purchased technology	2,450	5
Technology patent application	2,550	10
Non-compete agreements	550	3
Value-added reseller relationships	250	5
Goodwill	52,842	—
Deferred stock compensation	586	*

Total purchase price	$60,319

*	Over vesting period.

Goodwill is based upon the unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2002. Prior to the close of the acquisition, OneSecure depleted its cash on normal business operating activities; therefore, the goodwill recorded at September 18, 2002 was $56.8 million.

(3)	Adjustment to reflect the elimination of the stockholders’ equity accounts, including deferred stock compensation, of OneSecure.

(4)
Adjustment to reflect the impact on accumulated deficit for the write-off of in-process research and development. The unaudited pro forma condensed combined consolidated statements of operations do not include the charge for in-process research and development of $0.2 million since it is considered a non-recurring charge. NetScreen recorded the charge in the three months ended September 30, 2002.

(5)	Adjustment for duplicate facilities and adjustments to record OneSecure assets and liabilities to fair value.

Pro Forma Combined Net Loss Per Share

The unaudited pro forma combined basic net loss per share computations are based upon the weighted average of outstanding shares of common stock of NetScreen during the periods presented, plus the number of shares of NetScreen common stock issued to complete the acquisition of OneSecure as if the acquisition occurred on October 1, 2000. The unaudited pro forma combined diluted net loss per share computations are the same as the unaudited pro forma combined basic net loss per share computations as all common stock equivalents were antidilutive due to net losses incurred in all periods presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended current report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

Date:	November 27, 2002	By:	/s/ REMO E. CANESSA
Remo E. Canessa Chief Financial Officer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.01
Agreement and Plan of Merger, dated August 22, 2002, by and among the Registrant, Tango Acquisition Corp. and OneSecure, Inc. (incorporated by reference to Exhibit 2.01 to the NetScreen Current Report on Form 8-K filed on October 3, 2002).

23.01	Consent of Frank, Rimerman & Co. LLP.

99.01	Press Release issued on September 19, 2002 by the Registrant (incorporated by reference to Exhibit 99.01 to the NetScreen Current Report on Form 8-K filed on October 3, 2002).